UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2025

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2025, Bio-Path Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Quick Capital, LLC, a Wyoming limited liability company (the “Lender”), an accredited investor, for the issuance and sale of a promissory note in the aggregate principal amount of $161,000 (the “Note”) for a purchase price of $140,000 after deducting the original issue discount of $21,000. The Note bears a one-time interest charge of twelve percent that is applied on the date of issuance, April 28, 2025. The Note shall be paid in five payments with the first payment of $90,160 due on October 15, 2025 and each subsequent payment shall be equal to $22,540 which are due on November 15, 2025, December 15, 2025, January 15, 2026 and February 15, 2026.

Upon the occurrence and during any continuation of any Event of Default (as defined in the Note), the Note shall become immediately due and payable and the Company shall pay to the Lender, in full satisfaction, an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Note plus (ii) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (iii) default interest, if any, at a rate of 22% per annum on the amounts referred to in clauses (i) and/or (ii) plus (iv) any amounts owed to the Lender pursuant to the Conversion Right (as defined below). In addition, only upon an Event of Default and during any continuation thereof, the Lender may elect to convert all or any part of the outstanding principal and interest on the Note in fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price per share equal to 65% of the lowest closing bid price of the Common Stock for the ten trading days prior to the date of conversion (the “Conversion Right”). The Lender, together with its affiliates, may not convert any portion of such Note to the extent that the Lender would own more than 4.99% of the Company’s outstanding Common Stock immediately after the conversion.

The issuance of the Note and the issuance of the shares of Common Stock issuable upon any Event of Default will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Note and the shares of Common Stock, if issued, will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

The Note and the Purchase Agreement contain standard and customary representations and warranties, agreements and obligations, and events of default. The foregoing descriptions of terms and conditions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement and the Note, which are attached hereto as Exhibits 10.1 and 4.1, respectively.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 regarding the Note and Purchase Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Note and Purchase Agreement is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

4.1	Promissory Note, dated as of April 28, 2025, issued by the Company in favor of the Lender.
10.1	Securities Purchase Agreement, dated as of April 28, 2025, by and between the Company and the Lender.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: April 29, 2025	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer